5901
                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Filed by the Registrant ( )

Filed by a Party other than the Registrant (X)

Check the appropriate box:

( ) Preliminary Proxy Statement

( ) Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

(X) Definitive Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          INTERNATIONAL ISOTOPES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               DANIELS FINANCIAL
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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( ) Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

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   (2) Form, Schedule or Registration Statement no.:

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   (3) Filing Party:

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   (4) Date Filed:

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



                           INTERNATIONAL ISOTOPES INC.

                             3100 Jim Christal Road
                            Denton, Texas 76207-9987
                                 (940) 484-9492
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 1998
                                 ---------------

To the Shareholders of
INTERNATIONAL ISOTOPES INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Isotopes Inc. (the "Company"), a Texas corporation, will be held at the Company's offices at 3100 Jim Christal Road, Denton, Texas, on Friday, May 15, 1998, at 2:00 p.m., Denton, Texas time, for the following purposes:

                    1     To elect nine directors to serve until the next
succeeding annual meeting and until their respective successors are elected and qualified;

                    2     To ratify the appointment by the Board of Directors of
KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 1998; and

                    3     To transact such other business as properly may come
before the meeting or any adjournment thereof.

         The close of business on March 31, 1998 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

         A Proxy Statement, form of Proxy, and copy of the Annual Report (including the Company's Form 10-KSB as filed with the Securities and Exchange Commission) on the Company's operations during the fiscal year ended December 31, 1997, accompany this notice.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT TO THE ADDRESS SET FORTH ON THE REVERSE SIDE OF THE PROXY. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                             By Order of the Board of Directors

                                                      VIRGIL L. SIMMONS
                                                        Secretary
April 15, 1998

                           INTERNATIONAL ISOTOPES INC.

                             3100 Jim Christal Road
                            Denton, Texas 76207-9987
                                 (940) 484-9492
                                 ---------------

                                 PROXY STATEMENT

                     For the Annual Meeting of Shareholders
                           To be Held on May 15, 1998

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished to shareholders of International Isotopes Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company to be held at the Company's offices at 3100 Jim Christal Road, Denton, Texas, on Friday, May 15, 1998, at 2:00 p.m., Denton, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiary, unless the context otherwise requires.

         This Proxy Statement and form of Proxy are being mailed to shareholders on or about April 15, 1998. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

                  (1) FOR the election of the nine nominees listed under "Election of Directors" as nominees of the Company for election as directors; and

                  (2) FOR the ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 1998.

         The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                      DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS

         The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on March 31, 1998. As of March 31, 1998, the Company had issued and outstanding and entitled to vote at the Annual Meeting 6,370,950 shares of Common Stock, par value $.01 per share ("Common Stock"). (For a description of the voting rights of the Common Stock, see "Quorum and Voting" herein.)

         The following table sets forth information as of March 31, 1998, regarding the beneficial ownership of the Company's Common Stock by each person or group known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company's executive officers named in the Summary Compensation Table below, by each of the Company's directors and by all of its directors and executive officers as a group.

                                         Shares of Common Stock Beneficially
                                         Owned and Percentage of Outstanding
                                                     Shares as of
                                                    March 31, 1998
          Name                                  Number(1)        Percent
          ----                                  --------         -------

Ira Lon Morgan..........................        931,829           14.6%
Virgil L. Simmons.......................        213,429            3.6%
James K. Eichelberger  (2)..............        259,672            4.0%
John M. McCormack (3)...................        434,875            6.8%
William W. Nicholson (4)................        476,875            7.5%
Carl W. Seidel (5)......................        175,000            2.7%
Tommy L. Thompson (5) (6)...............        135,625            2.1%
Robert J. Gary..........................        125,000            2.0%
Frederick J. Bonte (5)..................            100              *
Jerry Watson (5)........................         66,667            1.0%
Gaylord King (5)........................         25,000              *
                                                -------           -----
Directors and executive officers as a
 group (15 persons)(2)..................      2,912.719           45.7%

* Less than 1%

(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.

(2) Includes 17,188 shares owned by Mr. Eichelberger's spouse. Mr. Eichelberger disclaims beneficial ownership of the shares owned by his spouse.

(3) Includes an aggregate of 300,000 shares owned by Mr. McCormack's children. Mr. McCormack disclaims beneficial ownership of the shares owned by his children.

(4) Includes 45,000 shares owned by Auric, of which Mr. Nicholson is a partner.

(5) Includes options to purchase 25,000, 20,000, 16,667 and 65,001 shares of Common Stock granted to Messrs. Seidel, Thompson, Watson, and all directors and executive officers as a group, respectively, that are exercisable within 60 days of March 31, 1998. Does not include options to purchase 50,000, 40,000, 33,333, 30,000, 10,000 and 215,000 shares of Common Stock granted to Messrs. Seidel, Thompson, Watson, King (and his wife), Bonte and all directors and executive officers as a group, respectively, that are not exercisable within 60 days of March 31, 1998.

(6) Includes 15,625 shares owned by Mr. Thompson's spouse. Mr. Thompson disclaims beneficial ownership of the shares owned by his spouse.

         Section 16(a)     Beneficial Ownership Reporting Compliance.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports relating to their ownership and change in ownership of the Company's Common Stock with the Securities and Exchange Commission and the NASD. The following officers and directors of the Company failed to timely file a Form 4 or Form 5 in connection with their purchase at December 31, 1997 of the following shares pursuant to the Company's incentive stock compensation program: Tommy L. Thompson, Executive Vice President, Chief Operating Officer and Director: 50,000 shares; Carl W. Seidel, President, Chief Executive Officer and Director: 75,000 shares; Jerry Watson, Vice President of Systems Manufacturing and Engineering: 25,000 shares; and Gaylord King, Vice President of Radiochemistry and Radiopharmacy: 5,000 shares. Ira Lon Morgan, the Company's Chairman and Treasurer failed to timely file a Form 4 in connection with the transfer in November 1997 of an aggregate of 20,000 shares to various family members.


                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of a majority of the voting power represented at the meeting, present in person or represented by proxy, and entitled to vote is required for the election of directors. A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and votes "withheld" are included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Broker non-votes are counted for purposes of determining whether a quorum is present on any particular matter only if authority to vote on the matter is granted by the respective proxy. Abstentions and broker non-votes have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares. For matters requiring approval by the holders of a specified percentage of the voting power represented at the meeting and entitled to vote, abstentions will have the effect of negative votes but broker non-votes will have no effect.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Nine directors will be elected at the Annual Meeting for terms expiring at the next Annual Meeting. The directors will continue to serve until their respective successors are duly elected and qualified. Each of the Board of Directors' nominees currently serves as a director of the Company.

         Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the nine nominees for the Board of Directors named below. The proxies cannot be voted for more than nine nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Shareholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the form of Proxy.

Nominees for Directors

         Ira Lon Morgan, Ph.D., age 71, a founder of the Company, has served as Chairman of the Board of Directors and Treasurer since the Company's formation in November 1995. Dr. Morgan also served as Chief Executive Officer until May 5, 1997, when Carl W. Seidel assumed this office. From 1987 to 1995, Dr. Morgan served as President of International Digital Modeling Corporation and its successor, International Diagnostic Measurements Corporation, a manufacturer of real-time diagnostic systems for electric utilities. From 1979 to 1987, Dr. Morgan served as President of Scientific Measurement Systems, Inc., a manufacturer of industrial computed tomography systems used in the dimensional analysis of manufactured products. From 1966 to 1976, Dr. Morgan served as President of Columbia Scientific Industries, a company engaged in the manufacturing of analytical chemical and pollution monitoring systems. From 1987 to 1997, Dr. Morgan served as Adjunct Professor and Assistant to the Vice President of Research at the University of Texas. From 1966 to 1976, Dr. Morgan also served as Professor of Physics and directed the Center for Nuclear Studies at the University of Texas. Dr. Morgan has over 100 publications in the area of nuclear physics, nuclear reactors, particle accelerators and instrumentation and has been awarded 21 patents in these and other areas. From 1964 to 1976, Dr. Morgan was Co-Chairman of the Conference on the Application of Accelerators in Research and Industry and also was involved in the Los Alamos Linear Accelerator program. Dr. Morgan is a Fellow of the American Physics Society and a Fellow of the American Nuclear Society. Dr. Morgan received a Ph.D. in physics from the University of Texas at Austin in 1954, an M.A. in Physics and Mathematics from Texas Christian University in 1951 and a B.A. in Physics from Texas Christian University in 1949.

         Carl W. Seidel, age 59, has served as President and Chief Executive Officer since May 5, 1997 and was elected a director in March 1997. From 1969 to 1997, Mr. Seidel served in various positions at New England Nuclear Company and its successors by merger, E.I. duPont de Nemours and Company ("DuPont") and DuPontMerck Pharmaceutical Co. ("DuPont Merck"), a joint venture between DuPont and Merck and Company, Inc. for the manufacture of radiopharmaceuticals and other drug products. From 1991 to 1997, he served as Associate Director of Technical Affairs of the Radiopharmaceutical Division of DuPont Merck. From 1991 to 1996, he served as Associate Director and Business Manager of the Radioisotopes and Radioactive Sources Unit and from 1982 to 1991, served in various positions in the radiopharmaceutical division of DuPont. From 1969 to 1982, he served as Assistant Division Manager, New Ventures Operations and Commercial Development of New Technology, of New England Nuclear Company, a manufacturer of radioisotopes and radiopharmaceuticals. From 1990 to 1994, Mr. Seidel served as a member of the Department of Energy National Advisory Committee on the need for a national biomedical tracer facility and an independent producer of radioisotopes. Mr. Seidel received an M.S. in Chemistry from the University of Notre Dame in 1962 and a B.S. in Chemistry from the University of Wisconsin in 1959.

         Tommy L. Thompson, age 51, joined the Company in February 1997 as Executive Vice President and Chief Operating Officer. From 1996 to 1997, Mr. Thompson was Executive Vice President of Coastal Power Company, a commercial provider of electric power, where he was responsible for international operations, including business development, project management, engineering and construction. From 1994 to 1996, he served as Vice President of Destec Energy Asia Pte Ltd., a commercial power plant construction company, and from 1992 to 1994, he served as

Vice President of Brown and Root, an international engineering and construction company. Mr. Thompson received a B.S. in Mechanical Engineering from the University of Texas in 1970 and is a registered professional Engineer in the State of Texas.

         Virgil L. Simmons, age 68, a founder of the Company, has served as Senior Vice President of International Operations since March 1997, and as a director since November 1995. Prior thereto, Mr. Simmons served as President of the Company from its formation in November 1995 until March 1997. Mr. Simmons has also served as Secretary of the Company since its formation. From 1992 to 1994, Mr. Simmons served as a consultant to the President of Tracor Inc. to manage its overseas and manufacturing operations. In 1992, Mr. Simmons founded the Westbank Partnership, and from 1993 to 1995, served as President of Allied Interests, Inc., which companies provided management and marketing consulting services and venture capital to start-up technology companies. From 1975 to 1990, Mr. Simmons held various positions at Tracor, Inc., a diversified aerospace, military and commercial products company, and from 1982 to 1990, served as Vice President of the International Division. From 1973 to 1975, Mr. Simmons served as Vice President of Engineering of Accelerators Incorporated. From 1972 to 1973, Mr. Simmons served as a consultant in the consulting firm of Wilkinson, Sedwick & Yelverton. From 1953 to 1972, Mr. Simmons held various positions at Texas Instruments, including positions in engineering, program management, marketing and corporate management, and in 1972, served as Corporate Director of all intercompany programs. From 1958 to 1960, Mr. Simmons served as a member of the Synthetic Aperture Guidance Committee, and in 1988 was selected by the U.S. Secretary of Defense as one of the seven U.S. members of the NATO Industrial Advisory Group (NIAG) in Brussels, Belgium. Mr. Simmons received a B.S. in Physics and Mathematics from the University of Texas in 1951.

         John M. McCormack, age 52, has been a director since December 1996. Mr. McCormack is a principal in several real estate companies in the Houston, Texas area. From 1977 to 1987, Mr. McCormack served as President of Visible Changes, a chain of 17 Texas beauty salons, and continues to serve as its Chairman. Mr. McCormack currently serves on the Board of Advisors of M.D. Anderson Hospital and co-chairs the Studies of Entrepreneurship at the University of Houston.

         William W. Nicholson, age 55, has been a director since March 1997. For the last five years, Mr. Nicholson has been a private investor and advisor to the Amway Policy Counsel Board. From 1984 to 1992, Mr. Nicholson was Chief Operating Officer of Amway Corporation and from 1974 to 1977 he served as Appointments Secretary to President Ford. Currently, Mr. Nicholson serves on the Board of Advisors to the M.D. Anderson Cancer Institute. He also serves on the Board of Directors of Colorado Prime, Inc. and Genmar, Inc. Mr. Nicholson received a B.S. in Finance from the University of Nevada in 1966.

         James K. Eichelberger, age 73, a founder of the Company, has been a director since February 1996. Mr. Eichelberger has been a private investor, real estate broker and commercial builder in the Austin, Texas area for the last three years. Mr. Eichelberger received a B.A. from Southern Methodist University in 1950.

         Robert J. Gary, age 71, has been a director since March 1997. Since 1992, Mr. Gary has been President of Gary Investment & Services, an investment and consulting firm. From 1993 to 1996, Mr. Gary was Chairman of the Board of Integrated Diagnostic Measurement Corp., and from 1960 to 1992 he held a series of positions in the Texas Utilities System, including Executive Vice President. Mr. Gray has a B.S. in Mechanical Engineering from Texas A&M University.

         Frederick J. Bonte, M.D., age 70, has been a director since April 1997. Dr. Bonte has served as Director of the Nuclear Medicine Center of Southwestern Medical School in Dallas, Texas since 1980 and as the Dr. Jack Krohmer Professor of Radiation Physics at University of Texas Southwestern Medical Center since 1994. From 1990 to 1994, he served as the Effie and Wofford Cain Distinguished Chair in Diagnostic Imaging at University of Texas Southwestern Medical Center and from 1973 to 1980, as Dean of Southwestern Medical School. Dr. Bonte has served as Chairman of the Medical Committee of the Texas Radiation Advisory Board since 1986, as a member of the Commission on Radiologic Units, Standards and Protection of the American College of Radiology since 1991 and as a member of the Radiation Advisory Committee and Environmental Hazards Committee of the American Medical Association since 1986 and 1988, respectively. Dr. Bonte received an M.D. from Western Reserve University School of Medicine in 1945 and a B.S. from Western Reserve University in 1942.

Meetings and Committees of Board of Directors

         The Board of Directors held a total of 13 meetings in fiscal 1997. Each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board on which he served. The Board of Directors has an Executive Committee, Audit Committee, and a Compensation Committee. The Board of Directors does not have a standing nominating committee. At the Board of Director's meeting held on March 24, 1998, a nominating committee made up of outside board members was appointed. Robert J. Gary was appointed chairman of that committee.

         Executive Committee. The Executive Committee, established in January 1997, currently consists of Robert J. Gary, Ira Lon Morgan, William W. Nicholson, Carl W. Seidel and Virgil L. Simmons. The Executive Committee is responsible for the Company's general operations, as provided in directives from the Board of Directors. The Executive Committee met 4 times in fiscal 1997.

         Audit Committee. The Audit Committee, established in January 1997, currently consists of James K. Eichelberger, John M. McCormack and Ira Lon Morgan.. The Audit Committee meets with the Company's independent auditors to review the scope and timing of their audit services, any other services they are asked to perform, the report of independent auditors on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes an annual recommendation to the Board of Directors concerning the appointment of independent auditors for the ensuing year. The Audit Committee met -0- times during fiscal 1997.

         Compensation Committee. The Compensation Committee, established in January 1997, currently consists of James K. Eichelberger, Robert J. Gary, John
M. McCormack, Ira Lon Morgan and William W. Nicholson. The Compensation Committee reviews the compensation and benefits of all officers of the Company, makes recommendations to the Board of Directors and reviews general policy matters relating to compensation and benefits of employees of the Company, including administration of the Company's 1997 Long Term Incentive Plan. The Compensation Committee met 5 times during fiscal 1997.

                                  PROPOSAL TWO

                      RATIFICATION OF SELECTION OF AUDITOR

         The Board of Directors has selected KPMG Peat Marwick LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and has determined that it would be desirable to request that the shareholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent certified public accountants. KPMG Peat Marwick LLP served as the Company's independent certified public accountants for the fiscal year ended December 31, 1997 and has reported on the Company's consolidated financial statements for such year. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         While shareholder ratification is not required for the selection of KPMG Peat Marwick LLP since the Board of Directors has the responsibility for selecting the Company's independent certified public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations.

         The Board of Directors recommends a vote FOR the ratification of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 1998.

                        EXECUTIVE OFFICERS OF THE COMPANY

              The executive officers of the Company are as follows:

Name                   Age    Position with Company
----                   ---    ----------------------

Ira Lon Morgan         71     Chairman of the Board, Treasurer and Director

Carl W. Seidel         59     President, Chief Executive Officer and Director

Tommy L. Thompson      51     Executive Vice President, Chief Operating Officer
                              and Director

Virgil L. Simmons      68     Vice President of International Marketing,
                              Secretary and Director

Joan H. Gillett        49     Chief Financial Officer

Jerry M. Watson        55     Vice President of Manufacturing and Engineering

Gaylord King           57     Vice President of Radiochemistry and
                              Radiopharmacy

Homer B. Hupf          62     Vice President, Radiopharmaceutical &  Medical
                              Device Product Development

Joe Beaver             64     Vice President of Radioisotope Production

Will J. Lepeska        59     Vice President of Marketing


         Information concerning the business experience of Messrs. Morgan, Seidel, Thompson and Simmons is provided under the caption "Election of Directors" above. Set forth below is information concerning the business experience of the other executive officers of the Company.

         Joan H. Gillett, age 49, joined the Company in March 1997 as Chief Financial Officer. From 1986 to 1996, Mrs. Gillett served as President and Chief Financial Officer of Life Savings Bank, SSB. From 1985 to 1986, Mrs. Gillett served as the Assistant Vice President for Goliad Savings and Loan, and from 1983 to 1985, served as staff accountant for the Dominion Marketing Group. Mrs. Gillett received a B.B.A. with honors in Accounting from Southwest Texas University and a B.A. from the University of Houston in 1983 and 1970, respectively, and has been registered as a Certified Public Accountant in Texas since 1987.

         Jerry M. Watson, Ph.D., age 55, joined the Company in March 1997 as Vice President of Manufacturing and Engineering. From 1994 to 1997, Dr. Watson served as Deputy Director of the Accelerator Technology Division of the Los Alamos National Laboratory. Dr. Watson was deputy head of the Accelerator Division of the SSC Project, where he led the design of the Superconducting Super Collider linear accelerator. Dr. Watson received a Ph.D., M.S. and B.S. in physics from the University of Chicago in 1971, 1965 and 1964, respectively, and received a E.M.B.A. from the University of New Mexico in 1987.

         Gaylord King, age 57, joined the Company in May 1997 as Vice President of Radiochemistry and Radiopharmacy. From 1991 to 1997, Mr. King was Manager for Site Analytical Management and Services for Hanford Environmental Restoration and Waste Management, where he was responsible for the overall direction of the waste management, analytical services program as well as a point-of-contact for developing and implementing plans for meeting needs throughout the U.S. Department of Energy complex. From 1989 to 1990, Mr. King served as Division Director for Enseco, where he was responsible or a "full suite" of analytical environmental services for their largest national laboratory. Mr. King received a B.S. in chemistry from the University of Tennessee and a Master of Arts from Vermont College.

         Homer B. Hupf, Ph.D., age 62, a founder of the Company, has served as Vice President of Radiochemistry since June 1996. From 1985 to 1994, Dr. Hupf was a scientific investigator for Hybritech Inc., an international instrumentation and pharmaceutical company. From 1982 to 1985, Dr. Hupf served as Department Head of Radiochemistry/Radiopharmacy of King Faisal Specialist Hospital, a cyclotron-based cancer research center. From 1980 to 1982, he served as Vice-president of Radiopharmaceutical Production of Radpharm Inc., a cyclotron-based radiopharmaceutical manufacturer and regional nuclear pharmacy. From 1976 to 1980, he served as Vice President of Radiopharmacy of Diagnostic Isotopes Inc., a pharmaceutical manufacturing and regional nuclear pharmacy, and from 1969 to 1976, as Department Head of Radiopharmacy of Mount Sinai Medical Center, a cyclotron-based research center. From 1960 to 1969, Dr. Hupf served as Staff Scientist-Isotope Production of Oak Ridge National Laboratory. Dr. Hupf received a Ph.D. and an M.S. in chemistry from the University of Tennessee in 1969 and 1965, respectively. He also received an M.S. in pharmaceutics and a B.S. in pharmacy from Philadelphia College of Pharmacy & Science in 1959 and 1955, respectively.

         Joe Beaver, age 64, a founder of the Company, has served as Vice President of Radioisotope Production since June 1996. From 1988 to 1993, Mr. Beaver served as a staff scientist at Oak Ridge National Laboratory. From 1980 to 1987, Mr. Beaver served as Cyclotron Operations Manager and Director of Cyclotron Technology Development for Mallinckrodt, Inc. From 1969 to 1980, he served as Technical Director of the cyclotron facility at Mount Sinai Medical Center in Miami Beach, Florida, and from 1961 to 1969, he served as Radioisotope Production Manager of the cyclotron at Oak Ridge National Laboratory. Mr. Beaver received a B.S. in Physics from the University of Central Oklahoma in 1958.

         Will J. Lepeska, age 59, joined the Company in June 1996 as Vice President of Marketing. In 1968, Mr. Lepeska founded Hospital Financial Corporation, a company specializing in medical equipment leasing, and has served as its President since inception. From 1954 to 1968, Mr. Lepeska was Vice President of Marketing of Nuclear-Chicago Corp., a nuclear medicine instrument company, where he was responsible for marketing the Nuclear Medicine Imaging Camera and from 1967 to 1970, he served as a director. Mr. Lepeska received a B.S. in Electrical Engineering from Marquette University in 1954.

         All executive officers are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 1997, of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"):

                                             SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                                         Compensation
                                              Annual Compensation           Awards
                                                                         -------------
                                                                          Securities
                                                                          Underlying                             All Other
  Name and                                                 Bonus            Options              Stock          Compensation
Principal Position            Year(1)       Salary($)       ($)              (#)             Grants ($) (2)        ($)(3)
-----------------------      --------     -----------     -------        -------------       --------------     ------------
Carl W. Seidel                 1997       $106,135(5)       -0-             75,000              $960,000              -
President and Chief
Executive Officer

Tommy L. Thompson              1997       $126,923(6)       -0-             60,000              $540,000              -
Executive Vice
President and Chief
Operating Officer

Dr. Ira Lon Morgan             1997       $ 99,423          -0-               -0-                  -0-               (4)
Chairman and Treasurer

Jerry Watson                   1997       $ 70,418(7)       -0-             50,000              $270,000              -
Vice President of
Manufacturing
and Engineering

Gaylord King                   1997       $ 51,697(8)       -0-             20,000              $185,000              -
Vice President of
Radiochemistry and
Radiopharmacy

---------------

(1)     For the period November 1, 1995 (inception) through December 31, 1996, Virgil L. Simmons, the Company's Vice President of
        International Marketing, was issued 50,428 shares of Common Stock at a value of $1.40 per share in payment of $70,599 of compensation for his services as an officer of the Company. Other than the foregoing issuance of shares, none of the
        Company's executive officers were paid any compensation for services to the Company as an executive officer for the period
        November 1, 1995 (inception) through December 31, 1996.

(2)     Represents the difference between the price paid by the named executive officer and the fair market value of such security on the date of purchase. In June 1997, as part of the Company's incentive stock compensation program, 170,000 shares of
        Common Stock were issued to the following key employees at a purchase price of $1.60 per share pursuant to agreements entered into on January 14, 1997, January 22, 1997, March 21, 1997 and April 23, 1997, respectively, as described above:
        Tommy L. Thompson: 50,000 shares; Jerry M. Watson, Ph.D.: 25,000 shares; Carl W. Seidel: 75,000 shares; and Gaylord King:
        20,000 shares. At December 31, 1997, the balance of the stock approved under the Company's incentive stock compensation program plan was issued to the following key employees at a purchase price of $1.60 per share pursuant to agreements entered into between March and May 1997: Tommy Thompson: 50,000 shares, Jerry Watson, Ph.D.: 25,000 shares; Carl Seidel: 75,000 shares; and Gaylord King: 5,000 shares. The employees paid for their respective shares with recourse notes (aggregating
        $248,000 among the four employees) maturing on December 31, 1998 with interest payable annually at the rate of 6.14%
        compounding semi-annually. The Company also agreed to pay such employees and aggregate of $479,500 as compensation for their respective tax liabilities arising from the issuance of such shares.

(3)     None of the named executive officers received any perquisites or other personal benefits in 1997 that in the aggregate exceeded $50,000 or 10% of such named executive officer's salary and bonus for such year. See Note (2) above.

(4)     The Company is a 51% beneficiary of a "key man" life insurance policy in the amount of $1,000,000 on the life of Dr. Morgan and Dr. Morgan's designee is a 49% beneficiary. Premiums paid on such policy were $36,303.75 in 1997.

(5)     Represents salary for eight months.

(6)     Represents salary for ten months.

(7)     Represents salary for nine months.

(8)     Represents salary for six months.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                          Percent of
                              No. of Securities         Total Options
                             Underlying Options      Granted to Employees        Exercise Price    Expiration
       Name                      Granted (#)          in Fiscal Years (1)          Per Share          Date
------------------               -----------         --------------------          ---------          ----
Carl W. Seidel                    75,000                    24.8%                $7.65             5/6/2000

Tommy L. Thompson                 60,000                    19.9%                $7.65             2/18/2000

Dr. Ira Lon Morgan                  -0-                       -                    -                   -

Jerry Watson                      50,000                    16.6%                $7.65             2/14/2000

Gaylord King                      20,000                     6.6%                $7.65             7/4/2000

-----------------------

(1)     In 1997, the Company granted options to certain employees to purchase an aggregate of 301,900 shares of Common Stock.



                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                  Shares
                                Acquired on       Value
          Name                  Exercise (#)    Realized($)    Exercisable   Unexercisable  Exercisable   Unexercisable
          ----                  -----------     -----------    -----------   -------------  -----------   -------------
                                                                Number of Securities
                                                               Underlying Unexercised         Value of Unexercised
                                                                  Options at Fiscal           In-the-Money Options
                                                                     Year-End(#)            at Fiscal Year-End($)(1)
                                                                     -----------            ------------------------

     Carl W. Seidel............      -0-           -0-           -0-          75,000          -0-         $82,500


     Tommy L. Thompson.........      -0-           -0-           -0-          60,000          -0-          66,000


     Dr. Ira Lon Morgan........      -0-           -0-           -0-            -0-           -0-            -0-


     Jerry Watson..............      -0-           -0-           -0-          50,000          -0-          55,000


     Gaylord King..............      -0-           -0-           -0-          20,000          -0-          22,000

-----------

(1)     Based on the last sale price of $8.75 of the Company's Common Stock on the Nasdaq Small Cap Market on December 31, 1997. The
        exercise price of the options in this table is $7.65 per share.

Employment Agreements

         The Company entered into an employment/royalty agreement with Dr. Morgan effective November 1, 1995, pursuant to which Dr. Morgan is employed as Chairman of the Board and Treasurer through October 31, 2000 at an annual salary of $100,000, increasing by $10,000 per year commencing November 1, 1997. Dr. Morgan is entitled to participate in any pension, retirement, stock appreciation or stock option plan, or any key employee compensation plan which may be established. Dr. Morgan's employment is terminable only for "good cause" as determined by a court of law. If Dr. Morgan's employment is terminated due to mental or physical disability or incapacity, the Company will pay Dr. Morgan six months' salary. Dr. Morgan has agreed to devote not less than 75% of his working hours to the Company's business interests. The employment agreement contains confidentiality provisions and provides that Dr. Morgan may not compete with the Company or solicit its employees during the term of his employment and for a period of two years after termination of his employment.

         In addition to salary, Dr. Morgan will receive royalty payments semi-annually equal to 1% of the gross revenues received by the Company from the sale, lease or use of products developed, manufactured and marketed by the Company under any license agreement, know-how or technology developed or being developed by Dr. Morgan, and the greater of 0.5% of gross revenues or 20% of royalties received from the licensing by the Company of any such patents, know-how or technology to others. The total remuneration of Dr. Morgan from salary and royalties is not to exceed $150,000 per year until gross revenues of the Company exceed $5,000,000 and the Company is profitable. Royalties over and above the standard salary are to be paid out of profits not to exceed 10% of the Company's pre-tax profits. Dr. Morgan may accept royalties in the form of cash, Common Stock, deferred annuities or tax-free retirement plans offered by the Company or others in combination or percentages of the above forms of royalty payment. The Company's Board of Directors is required to offer such remuneration to Dr. Morgan on a semi-annual basis based on earnings per share and market value of the Common Stock. Royalty compensation may not exceed $500,000 in any one-year period.

         The Company entered into an employment agreement with Carl W. Seidel effective May 5, 1997, pursuant to which Mr. Seidel is employed as President and Chief Executive Officer through May 5, 2002 at an annual salary of $175,000, subject to an annual increase and bonus at the discretion of the Company's Board of Directors. Such bonus, if awarded, is anticipated to be approximately 50% of Mr. Seidel's base salary but in no event more than 10% of the Company's pre-tax profits. Mr. Seidel's employment is terminable by the Company for "cause," which includes, among other things, a willful violation of law or aiding or abetting a competitor to the detriment of the Company, or by the Company or Mr. Seidel without cause upon 90 days' written notice. If terminated by the Company without cause, Mr. Seidel is entitled to continued salary and benefits for 18 months from the effective date of such termination or, at the Company's election, a lump-sum severance payment equal to the total cash compensation that would be payable to him under the employment agreement for the 32-month period following the effective date of termination. The employment agreement contains confidentiality provisions and provides that Mr. Seidel may not compete with the Company during the term of his employment and for a period of six months following termination of his employment with the Company.

         The Company entered into an employment agreement with Tommy L. Thompson effective February 17, 1997, pursuant to which Mr. Thompson is employed as Executive Vice President and Chief Operations Officer through January 1, 2000 at an annual salary of $165,000, subject to an annual increase and bonus at the discretion of the Company's Board of Directors. Such bonus, if awarded, is anticipated to be approximately 10 to 30 percent of Mr. Thompson's base salary but in no event more than 10 percent of the net earnings after tax revenues of the Company set aside for bonuses. Mr. Thompson's employment is terminable by the Company for "cause," which includes, among other things, a willful violation of law or aiding or abetting a competitor to the detriment of the Company, or by the Company or Mr. Thompson without cause upon 90 days' written notice. If terminated by the Company without cause, Mr. Thompson is entitled to continued salary and benefits for six months from the effective date of such termination or, at the Company's election, a lump-sum severance payment equal to the total cash compensation that would be payable to him under the employment agreement for the 12 month period following the effective date of termination. The employment agreement contains confidentiality provisions and provides that Mr. Thompson may not compete with the Company during the term of his employment and for a period of six months following termination of his employment with the Company.

Compensation of Directors

         Employee directors of the Company do not receive additional compensation for their services as directors. Prior to its initial public offering, the Company did not pay director's fees but did reimburse directors for their expenses. Following the Company's initial public offering, the Company paid each non-employee director $500 per meeting for their services as directors. The Company continues to reimburse directors for all expenses incurred in connection with their activities as directors. Non-employee directors and employee directors of the Company are entitled to receive certain stock option awards under the Company's 1997 Long Term Incentive Plan.

Certain Transactions

         For the period November 1, 1995 (inception) through December 31, 1996, Dr. Ira Lon Morgan, the Company's Chairman and CEO at the time, loaned the Company an aggregate of $120,000 at an interest rate of 10% per annum. The Company repaid $95,000 of such loans in cash, exchanged 1,250,000 shares of its Common Stock at a value of $.004 per share for cancellation of $5,000 of such loans and repaid the $20,000 principal balance out of a portion of the net proceeds of its public offering.

         In December 1995 and January 1996, the Company issued an aggregate of 2,062,920 shares of Common Stock at a value of $.004 per share to founders, consisting of (i) 1,250,000 shares to Dr. Morgan in exchange for $5,000 of the principal amount of a loan from Dr. Morgan to the Company referred to above,
(ii) 250,000 shares to Virgil L. Simmons, Vice President of International Marketing, (iii) 250,000 shares to James K. Eichelberger, a director of the Company and (iv) 312,920 shares to other founders.

         In January 1996, Dr. Morgan, Mr. Simmons, Mr. Eichelberger and Jon Starnes (a founder of the Company) transferred 159,862 shares, 28,224 shares, 28,225 shares and 14,100 shares, respectively, to Homer B. Hupf, Vice President of Radiochemistry, who received an aggregate 57,603 shares in consideration for consulting services relating to the design of the proposed Radioisotope Production Facility, Joe Beaver, Vice President of Radioisotope Production, who received an aggregate of 57,603 shares in consideration for consulting services relating to the design and licensing of the Radioisotope Production Facility, and Frederick E. Smithline, an individual who received 115,205 shares in consideration for financial consulting services relating to the Company's equipment purchases and a bank loan. The transferees of these shares were also founders of the Company.

         In February 1996, the Company issued 25,000 shares of Common Stock to Hospital Financial Corporation at a value of $.004 per share in consideration for the assignment of an exclusive license. Hospital Financial Corporation is controlled by Will J. Lepeska, the Company's Vice President of Marketing.

         In May 1996, the Company approved, and in November 1996 issued 21,700 shares of Common Stock to Dr. Morgan and 21,700 shares of Common Stock to Mr. Eichelberger at a value of $.004 per share in consideration for their respective pledges of $130,000 and $100,000 of personal assets as partial collateral for a bank loan.

         In July 1996, the Company issued 21,700 shares of Common Stock to Susan Jarvis, a shareholder, at a value of $.004 per share in consideration for such shareholder's pledge of $100,000 of personal assets as collateral for a $100,000 loan from Hartland Bank obtained by the Company. The Company repaid this loan with a portion of the net proceeds of its public offering.

         In November 1996, the Company issued (i) 50,428 shares to Mr. Simmons as compensation for serving as an officer of the Company, (ii) 35,714 shares of Common Stock to Mr. Eichelberger for financial consulting services related to a bank loan, (iii) 50,000 shares of Common Stock to Denis Bieber, a founder and then a director of the Company, for consulting services related to the Company's marketing strategies and business plan, and (iv) 50,000 shares of Common Stock to Jon Starnes, a founder of the Company, for financial consulting services related to the Company's equipment loans from Fidelity and Hartland Bank. All of such shares were valued at $1.40 per share.

         In December 1996, the Company borrowed $1,750,000 from Hartland Bank secured, in part, by the personal guarantee and $130,000 of the personal assets of Dr. Morgan and $100,000 of the personal assets of Mr. Eichelberger.

In May 1997, this loan was assumed by Texas Bank, at which time there was an outstanding principal balance of approximately $1,652,200.

         In December 1996, the Company acquired all of the capital stock of Gazelle Realty, Inc., a Texas corporation that owned the 20-acre tract of land on which the Radioisotope Production Facility is being constructed and an additional 1.16 acre tract of land on which the Company's administrative, manufacturing and research and development facility is being constructed, from Messrs. John M. McCormack and William W. Nicholson, for 372,375 shares of Common Stock to Mr. McCormack and 372,375 shares to Mr. Nicholson, which shares were valued at approximately $.09 per share. Concurrently, the Company issued 82,750 shares to Thomas Fouts, a real estate broker who introduced Messrs. McCormack and Nicholson to the Company, for acting as real estate broker in the transaction, which shares were also valued at approximately $.09 per share. Also, in December 1996, the Company acquired a three-year option from Messrs. McCormack and Nicholson to purchase approximately 60 additional acres of land in the Research Center adjacent to the site of the Radioisotope Production Facility for approximately $3.7 million. Messrs. McCormack and Nicholson were elected directors of the Company subsequent to these transactions.

         In November and December 1996, the Company sold 550,001 shares of Common Stock in a private placement to 14 investors at a purchase price of $1.60 per share, for an aggregate of $880,000.

         In December 1996, the Company sold 50,000 shares of Common Stock in a private placement to Susan Jarvis, a shareholder, at a purchase price of $1.60 per share, for an aggregate of $80,000, of which 15,625 shares were purchased by the spouse of Tommy L. Thompson, Executive Vice President, Chief Operating Officer and a director of the Company.

         In January 1997, the Company sold 62,500 shares of Common Stock in a private placement to 16 investors at a purchase price of $1.60 per share, for an aggregate of $100,000, of which 17,188 shares were purchased by Mr. Eichelberger's spouse.

         In January 1997, the Company issued 39,283 shares of Common Stock to Mr. Eichelberger, valued at $1.60 per share, for his assistance in obtaining a bank loan.

         In January 1997, the Company obtained a $500,000 line of credit from Southwest Bank of Texas, N.A., $250,000 of which was personally guaranteed by Mr. McCormack and an additional $250,000 of which was personally guaranteed by Mr. Nicholson. The $500,000 outstanding under this line of credit was repaid in May 1997 and the line of credit retired. On January 22, 1997, the Company agreed to issue 62,500 shares of Common Stock to each of Messrs. McCormack and Nicholson at a purchase price of $1.60 per share in consideration for their respective personal guarantees of the Southwest Bank Line of Credit. Such shares were issued to Messrs. McCormack and Nicholson in June 1997.

         In January 1997, in order to establish a pool of shares for issuances to new employees, seven of the Company's founding stockholders agreed to contribute 247,496 shares of Common Stock, valued at $1.60 per share, to the Company. Such shares were contributed to capital in April 1997.

         In March 1997, the Company agreed to issue Tommy L. Thompson, the Company's Executive Vice President and Chief Operating Officer, 50,000 shares as soon as practicable and 50,000 shares at December 31, 1997, in each case at a purchase price of $1.60 per share, and agreed to grant Mr. Thompson a stock option to purchase 60,000 shares of Common Stock subject to approval by the Company's Board of Directors of a stock option plan. The initial 50,000 shares were issued to Mr. Thompson in June 1997, the other 50,000 shares were issued in December 1997, and a stock option to purchase 60,000 shares of Common Stock at an exercise price equal to $7.65 per share was granted to Mr. Thompson under the Incentive Plan on May 1, 1997, and is exercisable at the rate of one third per annum commencing February 15, 1998 (one year from the commencement date of Mr. Thompson's employment with the Company) and terminates February 15, 2000 (concurrent with the date the remaining one third of the shares becomes purchasable under the option), subject to earlier termination in the event of termination of Mr. Thompson's employment.

         In March 1997, the Company also agreed to issue Jerry M. Watson, Ph.D., the Company's Vice President of Manufacturing and Systems Engineering, 25,000 shares as soon as practicable and 25,000 shares at December 31, 1997, in each case at a purchase price of $1.60 per share, and agreed to grant Dr. Watson a stock option to purchase 50,000 shares of Common Stock subject to approval by the Company's Board of Directors of a stock option plan. The initial 25,000 shares were issued to Dr. Watson in June 1997, the other 25,000 shares were issued in December 1997, and a stock option to purchase 50,000 shares of Common Stock at an exercise price equal to $7.65 per share was granted to Dr. Watson under the Incentive Plan on May 1, 1997, and is exercisable at the rate of one third per annum commencing March 21, 1998 (one year from the commencement date of Dr. Watson's employment with the Company) and terminates March 21, 2000 (concurrent with the date the remaining one third of the shares becomes purchasable under the option), subject to earlier termination in the event of termination of Dr. Watson's employment.

         In May 1997, the Company agreed to issue Carl W. Seidel, the Company's President and Chief Executive Officer, 75,000 shares as soon as practicable and 75,000 shares at December 31, 1997, in each case at a purchase price of $1.60 per share, and agreed to grant Mr. Seidel a stock option to purchase 75,000 shares of Common Stock subject to approval by the Company's Board of Directors of a stock option plan. The initial 75,000 shares were issued to Mr. Seidel in June 1997, the remaining 75,000 shares were issued in December 1997, and a stock option to purchase 75,000 shares of Common Stock at an exercise price equal to $7.65 per share was granted to Mr. Seidel under the Incentive Plan on May 5, 1997, and is exercisable at the rate of one third per annum commencing May 5, 1998 (one year from the commencement date of Mr. Seidel's employment with the Company) and terminates May 5, 2000 (concurrent with the date the remaining one third of the shares becomes purchasable under the option), subject to earlier termination in the event of termination of Mr. Seidel's employment.

         In May 1997, the Company obtained a loan, mortgage financing and a line of credit from Texas Bank. The loan, in the principal amount of approximately $1,652,200, was secured, in part, by $165,000 of personal assets of Dr. Morgan and $100,000 of personal assets of Mr. Eichelberger. The Company repaid the outstanding balance of this loan with a portion of the net proceeds of its public offering. The loan, mortgage financing and line of credit collectively were additionally secured, in part, by $700,000 in letters of credit, consisting of letters of credit in the amounts of $250,000 from each of Messrs. McCormack and Nicholson and letters of credit in the amounts of $100,000 from each of Dr. Morgan and Mr. Eichelberger. In addition, Dr. Morgan and Mr. Simmons each personally guaranteed $350,000 of such loan, mortgage financing and line of credit.

         On June 4, 1997, the Company obtained a $1,500,000 bridge loan commitment from Auric, of which Mr. Nicholson is a partner. Prior to providing the bridge loan commitment, Auric entered into a 90-day consulting agreement with the Company pursuant to which Auric agreed to assist the Company in obtaining $1,500,000 in debt financing, either through Auric or other lenders, in consideration for the issuance of options under the Company's Incentive Plan to purchase 15,000 shares of Common Stock for every $250,000 in debt financing obtained (up to a maximum of 90,000 shares) at an exercise price equal to $7.65 per share, exercisable in full commencing 30 days after consummation of the Company's public offering, and terminating three years thereafter under the option). Accordingly, the Company has granted Auric stock options under the Incentive Plan to purchase an aggregate of 45,000 shares of Common Stock. The Company repaid the outstanding balance under the bridge loan commitment in full with a portion of the net proceeds of its public offering.

         In June 1997, as part of the Company's incentive stock compensation program, 170,000 shares of the 247,496 shares of Common Stock contributed to the Company by its founders in April 1997 were issued to the following key employees at a purchase price of $1.60 per share pursuant to the agreements entered into between March and May 1997, as described above: Tommy L. Thompson, Executive Vice President: 50,000 shares; Jerry M .Watson, Ph.D., Vice President of Manufacturing and Systems Engineering: 25,000 shares; and Carl W. Seidel, President and Chief Executive Officer: 75,000 shares. In addition, 20,000 shares were issued to Gaylord King, at that time a prospective employee of the Company and now a Vice President of the Company, at a purchase price of $1.60 per share. The employees paid for their respective shares with recourse notes (aggregating $272,000 among the four employees) maturing on May 1, 2000 with interest payable annually at the rate of 6.14% per annum compounding semi-annually. The Company recognized non-cash compensation expense of $2,397,500 related to this transaction. The Company also agreed, as part of its incentive stock compensation program, to pay such employees an aggregate of $479,500 as compensation for their respective tax liabilities arising from the issuance of such shares. Also, in June 1997, pursuant to an agreement entered into on January 22, 1997 as described above, the Company sold 62,500 shares of Common Stock to each of Messrs. McCormack and Nicholson at a purchase price of $1.60 per share (comprised of the 77,496 share balance of the 247,496 shares contributed by the Company's founders in April 1997, and an additional 47,504 newly issued shares of Common

Stock). Messrs. McCormack and Nicholson paid for their respective shares with recourse notes maturing on May 1, 2000 with interest payable annually at the rate of 6.14% per annum compounding semi-annually.

         The Company believes that all prior transactions and loans between the Company and its officers, directors and 5% or greater stockholders have been on terms no less favorable than could be obtained by the Company from unaffiliated third parties. All future transactions and loans between the Company and its officers, directors and 5% or greater stockholders will be on terms no less favorable than can be obtained by the Company from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.

                          ANNUAL REPORT ON FORM 10-KSB

         UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM VIRGIL L. SIMMONS, SECRETARY, 3100 JIM CHRISTAL ROAD, DENTON, TEXAS 76207-9987. A COPY OF SUCH FORM 10-KSB ACCOMPANIED THE ANNUAL REPORT SENT TO SHAREHOLDERS IN CONNECTION WITH THE ANNUAL MEETING.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals to be presented at the 1999 Annual Meeting of Shareholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Denton, Texas, addressed to the Secretary of the Company, not later than December 31, 1998. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934.

                                  OTHER MATTERS

         At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.


                                         By Order of the Board of Directors


                                         /s/ Virgil L. Simmons
                                         -------------------------------------
                                         VIRGIL L. SIMMONS
                                         Secretary

Dated:  April 15, 1998

                                      PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           INTERNATIONAL ISOTOPES INC.


         The undersigned hereby appoints: Ira Lon Morgan, Carl W. Seidel, and Tommy L. Thompson, as proxies, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock of International Isotopes Inc. held of record by the undersigned on March 31, 1998 at the Annual Meeting of Shareholders to be held on May 15, 1998, or any adjournment thereof.

         The Board of Directors recommends that you vote FOR the nominees and the proposals listed hereon. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees and the proposals.

1. To elect nine Directors.

        FOR all nominees        WITHHOLD
          listed below          AUTHORITY
        (except as marked    to vote for all
          to contrary)          nominees
                              listed below
                _                   _
               |_|                 |_|

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Ira Lon Morgan, Virgil L. Simmons, Carl W. Seidel,
Tommy L. Thompson, John M. McCormack, William W.
Nicholson, James K. Eichelberger, Robert J. Gary,
Frederick J. Bonte, M.D.

2. Proposal to ratify the Board of Directors selection of KMPG Peat Marwick as independent auditors.

        FOR            AGAINST            ABSTAIN
         _                _                  _
        |_|              |_|                |_|

3. In their discretion to vote upon such other business as may properly come before the meeting.


DATED:_________________________________________________________ , 1998


______________________________________________________________________
                           (SIGNATURE OF SHAREHOLDER)

______________________________________________________________________
                           (SIGNATURE IF HELD JOINTLY)

Please sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.